UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

Enovix Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 695-2350

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ENVXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, the board of directors (the “Board”) of Enovix Corporation (the “Company”) approved an increase in the total authorized number of members of the Board to nine directors and elected Pegah Ebrahimi to fill one of the newly created vacancies as a director whose term will expire at the Company’s 2022 annual meeting of stockholders. There is no arrangement or understanding between Ms. Ebrahimi and the Company or any other person pursuant to which she was elected as a director. Ms. Ebrahimi has also been appointed as a member of the Audit Committee of the Board (the “Audit Committee”).

In connection with her appointment to the Board and the Audit Committee, and in accordance with the Company’s Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), as may be amended from time to time, Ms. Ebrahimi will receive an annual cash retainer of $45,000 for serving on the Board. Ms. Ebrahimi will also receive $7,500 for serving on the Audit Committee, paid quarterly in arrears.

On November 3, 2021 the Board also granted Ms. Ebrahimi (i) a restricted stock unit award (an “RSU”) for shares of the Company’s Common Stock, par value $0.0001 per share, equivalent to $455,000 under the Company’s 2021 Equity Incentive Plan (the “Plan”), vesting quarterly over three years and (ii) an RSU for shares of Common Stock, equivalent to approximately $61,370, under the Plan vesting quarterly over one year and which will be fully vested on the earlier of (x) the date of next year’s Annual Meeting of the Company’s Stockholders (the “Annual Meeting”) (or the date immediately prior to the next Annual Meeting if Ms. Ebrahimi’s service as a director ends at such meeting due to her failure to be re-elected or her not standing for re-election); or (y) the one-year anniversary measured from the date of grant. In accordance with the Non-Employee Director Compensation Policy, all of Ms. Ebrahimi’s unvested equity awards at a time of a change of control shall vest immediately prior to the consummation of such change of control.

Ms. Ebrahimi will enter into the Company’s standard form of indemnification agreement, which is attached as Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021 (File No. 001-39753).

The press release announcing Ms. Ebrahimi’s appointment as a director of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 8, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date: November 8, 2021	By:	/s/ Steffen Pietzke
Steffen Pietzke
Chief Financial Officer

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